                                                                    Exhibit 10.8

                                License Agreement

                                     between

                           Spectra Science Corporation

                                       and

                           Albany International Corp.

                                  CONFIDENTIAL

                                LICENSE AGREEMENT

                                Table of Contents

INTRODUCTION...................................................................1

ARTICLE I - Definitions........................................................1

ARTICLE II - License...........................................................5

2.1  Grant to ALBANY from SPECTRA..............................................5

2.2  Due Diligence.............................................................6

ARTICLE III - Supply...........................................................6

ARTICLE IV - Research and Development..........................................7

4.1  Support by ALBANY.........................................................7

4.2  Exchange of Information...................................................7

4.3  New Inventions............................................................7

ARTICLE V - Payments...........................................................8

5.1  Payments from ALBANY to SPECTRA...........................................8

5.2  Reduction in Payments.....................................................9

5.3  ALBANY Royalty Reports....................................................9

ARTICLE VI - Confidentiality..................................................10

6.1  Undertaking..............................................................10

6.2  Exceptions...............................................................10

6.3  Publicity................................................................11

6.4  Survival.................................................................11

ARTICLE VII - Patent Preparation..............................................11

                  License Agreement - Table of Contents Page 1
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                                LICENSE AGREEMENT

                          Table of Contents (Continued)

ARTICLE VIII - Infringement...................................................12

8.1  Infringement.............................................................12

8.2  Third Party Patent Rights................................................13

ARTICLE IX - Dispute Resolution...............................................14

9.1  Governing Law; Jurisdiction..............................................14

9.2  Arbitration..............................................................14

ARTICLE X - Term and Termination..............................................16

10.1 Term.....................................................................16

10.2 Termination For Cause....................................................16

10.3 Effect of Termination....................................................16

ARTICLE XI - Indemnification..................................................16

11.1 Indemnification by SPECTRA...............................................16

11.2 Indemnification by ALBANY................................................17

11.3 Indemnification Procedures...............................................17

ARTICLE XII - Miscellaneous Provisions........................................18

12.1  No Warranty.............................................................18

12.2  Waiver..................................................................19

12.3  Force Majeure...........................................................19

12.4  Severability............................................................19

12.5  Government Acts.........................................................19

12.6  Assignment..............................................................19

12.7  Counterparts............................................................20

12.8  No Agency...............................................................20

12.9  Notice..................................................................20

12.10 Headings................................................................21

                  License Agreement - Table of Contents Page 2
                                  Confidential

                                LICENSE AGREEMENT

12.11 Authority...............................................................21

12.12 Governing Law...........................................................21

12.13 Entire Agreement........................................................21

SCHEDULE 1.6 - SPECTRA Patents

EXHIBIT A - Supply Agreement

                  License Agreement - Table of Contents Page 3
                                  Confidential

                                License Agreement

     This Agreement is made and entered into as of November 7, 1997 between Spectra Science Corporation (hereinafter "SPECTRA"), a Delaware corporation having its principal place of business at 155 South Main Street, Suite 101, Providence, RI 02903, and Albany International Corp. (hereinafter "ALBANY"), a Delaware Corporation having its principal address at P.O. Box 1907, Albany, New York 12201.

                                  Introduction

     WHEREAS, SPECTRA has designed and developed certain dispersed laser technology for use in garment and textile identification;

     WHEREAS, ALBANY has experience and expertise in developing and manufacturing dispersed laser products; and

     WHEREAS, ALBANY wishes to obtain, and SPECTRA is willing, and has the unrestricted right, to grant to ALBANY in accordance with the terms and conditions set forth herein, the right to manufacture and sell textile products incorporating dispersed laser technology.

     NOW THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

                                    Article I

                                   Definitions

     1.1. "Added Value" shall mean the difference between the Net Sales price of an ALBANY Product incorporating Licensed Textile Product and the Net Sales price of the most recent arm's-length sale of the same ALBANY Product not incorporating such Licensed Textile Product to a similarly situated customer. The parties agree that customers are similarly situated if they purchase the same or similar Albany Products in similar proportions and volumes, for the same or similar applications, and on the same or similar payment, inventory, warehousing,

                           License Agreement - Page 1
                                  Confidential
shipment and service level terms. The parties agree that sales of Albany Products under contracts for new mill or machine start-ups shall not be used as basis for comparison. "Added Value" shall in each case be adjusted to take into account differences in product size, treatments and other special charges. In cases in which no arm's-length sale of the same ALBANY Product not incorporating such Licensed Textile Product has been made during the prior six months, the "Added Value" shall be such amount as the parties shall mutually determine.

     1.2. "Affiliate" shall mean at any time, any person or legal entity then directly or indirectly controlled by, controlling or under common control with the party with respect to which this term is associated, and shall include, without limitation, any person or legal entity which owns, either of record or beneficially, more than fifty (50%) percent of the voting stock of any party hereto, or more than fifty (50%) percent of the voting stock of which is owned by any party hereto. The term "control" as referenced in the preceding sentence shall include the power to direct decisions of another person or legal entity, including the power to direct the management and policies of another person or legal entity, whether by reason of ownership or contract. For purposes of this Agreement, Beier Albany & Co. and Beier Albany & Co. (Proprietary) Ltd. shall each be deemed an "Affiliate" of ALBANY.

     1.3. "Agreed Margin" shall mean, with respect to any Licensed Textile Product, [***]

     1.4. "ALBANY Product" shall mean a product manufactured by ALBANY or any of its Affiliates used in paper or pulp mill applications (including, without limitation, forming, press


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                           License Agreement - Page 2
                                  Confidential

$END

and dryer fabrics, roll cover fabrics, press, transfer and calendar belts and filtration media), industrial fabrics (including filtration media) and industrial belts.

     1.5. "ALBANY Technical Information" shall mean all know-how and proprietary information of ALBANY, its Affiliates and its sublicensees relating to the incorporation of Licensed Technology into Albany Products, including any such know-how or proprietary information lawfully obtained from a third party without restriction on disclosure to SPECTRA; provided that ALBANY Technical Information shall not mean or include any information that relates to ALBANY Products generally, whether or not combined with Licensed Technology.

     1.6. "Billable Value" shall mean, with respect to services provided during any period, the sum of (a) the number of hours spent by each ALBANY engineer, scientist, technician or other employee working on SPECTRA research and development projects during such period, multiplied by the applicable hourly rate for such engineer, scientist, technician or employee, as such rates may be in effect from time to time, and (b) ALBANY's out-of-pocket and other direct expenses and disbursements incurred during such period as a result of such work.

     1.7. "SPECTRA Patents" shall mean any existing or later-filed United States and foreign patents and patent applications owned by SPECTRA or any of its Affiliates, or under which any such person has rights under license, containing claims describing Licensed Technology, applications of dispersed laser technology or a Licensed Textile Product, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, confirmations, supplementary protection certificates, registrations, revalidations, reissues or additions of or to any of the aforesaid patents and patent applications, including, without limitation, the patents, applications, etc. set forth on Schedule 1.6 hereto. SPECTRA will keep ALBANY informed of additions and amendments to the SPECTRA Patents.

     1.8. "SPECTRA Technical Information" shall mean all know-how and proprietary information of SPECTRA and its Affiliates relating to the development or use of a Licensed Textile Product, including but not limited to processes, techniques, methods, products, materials, and compositions, and including any know-how or proprietary information lawfully obtained from a third party without restriction on disclosure to ALBANY.

                           License Agreement - Page 3
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$END

     1.9. "Due Diligence" shall mean all commercially reasonable efforts.

     1.10. "Effective Date" shall mean the effective date of this Agreement as set forth on the first page hereof.

     1.11. "First Commercial Sale" shall mean the first sale of a Licensed PMC Product by ALBANY, or an Affiliate or sublicensee of ALBANY, to a third party, or the first sale of a SPECTRA Product by SPECTRA, or an Affiliate or sublicense of SPECTRA, to a third party.

     1.12. "Licensed Patent" shall mean the claims of any SPECTRA Patent covering [***].

     1.13. "Licensed Textile Product" shall mean monofilaments, threads or textiles which incorporate Licensed Technology. Licensed Textile Product shall not include any product which is not within ALBANY's existing technical and manufacturing capacity.

     1.14. "Licensed PMC Product" shall mean an ALBANY Product which incorporates Licensed Textile Product.

     1.15. "Licensed Technology" shall mean the dispersed laser technology described in the SPECTRA Patents.

     1.16. "Net Sales" shall mean the gross sales (i.e., gross invoice prices) of Licensed PMC or SPECTRA Products, as the case may be, billed by ALBANY or SPECTRA, or any of its Affiliates, as the case may be, to non-Affiliate customers, less (a) actual credited allowances to such non-Affiliate customers for damaged, outdated and returned Licensed PMC or SPECTRA Products, as the case may be, (b) the amounts of actual and customary trade and cash discounts and rebates given that were not already credited to such non-Affiliate customers at the time of invoice, (c) all sales taxes, excise taxes, use taxes or import/export duties actually paid by the seller, and (d) transportation and insurance charges, actually paid by the seller provided that:

          1.16.1. in the case of any sale or other disposal of a Licensed PMC Product or a SPECTRA Product by a party hereto to an Affiliate, for resale, the Net Sales shall be


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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$END

     calculated as above on the value charged or invoiced on the first arm's length sale to a party who is not an Affiliate;

          1.16.2. in the case of any sale which is not invoiced, Net Sales shall be calculated at the time when the Licensed PMC Product or SPECTRA Product is paid for by substituting the actual purchase price received for such product for the "gross invoice prices" referred to above;

          1.16.3. in the case of any other sale or other disposal for value, such as barter or counter-trade, of any Licensed PMC Product or SPECTRA Product, or part thereof, otherwise than in an arm's length transaction exclusively for money, Net Sales shall be calculated as above by substituting the fair market value of the Licensed PMC Product or SPECTRA Product (if higher) in the relevant location of sale or disposal for the "gross invoice price".

     1.17. "SPECTRA Product" shall mean a product manufactured by SPECTRA or one of its Affiliates which incorporates Licensed Textile Product.

     1.18. "Supply Agreement" shall mean that certain Supply Agreement of even date herewith by and between SPECTRA and ALBANY, attached as Exhibit A hereto.

     1.19. "Valid Claim" means a claim of an issued and unexpired Licensed
Patent.

                                   Article II

                                     License

     2.1. Grant to ALBANY from SPECTRA. SPECTRA hereby grants to ALBANY (including its Affiliates) the sole and exclusive right and license worldwide under the Licensed Patents, to manufacture and sell all of SPECTRA's requirements for Licensed Textile Product, and to make, use and sell Licensed PMC Products. The above-referenced license shall not extend to the manufacture of and sale of Licensed Textile Product, alone, to anyone other than SPECTRA or its Affiliates. ALBANY shall have the right to grant sublicenses under the Licensed Patents on terms consistent with this Agreement, provided that ALBANY shall

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$END

forthwith notify SPECTRA of the grant of any such sublicense, together with the name and address of any such sublicensee, shall provide SPECTRA with a summary of the principal terms, with financial terms redacted, of any such sublicense, shall promptly take all reasonable steps in the event of the breach of any such sublicense by the sublicensee to enforce the same, and in the event of a breach of any such sublicense shall, if so requested by SPECTRA, terminate that sublicense in accordance with the procedures prescribed therein. ALBANY shall not permit any third party (including ALBANY subcontractors or sublicensees) to use SPECTRA Technical Information without provisions safeguarding confidentiality equivalent to those provided in this Agreement. Promptly following the execution of this Agreement, and continuously during the term hereof, SPECTRA shall furnish to ALBANY SPECTRA Technical Information and information concerning SPECTRA Patents reasonably necessary in order for ALBANY to perform its obligations hereunder, as such information becomes available.

     2.2. Due Diligence. ALBANY shall use Due Diligence to develop Licensed Textile Products and to develop and introduce Licensed PMC Products to its customers worldwide and to maintain their commercial availability after introduction to the extent that ALBANY shall reasonably determine. ALBANY shall not be obligated to take or continue any action or expend any sum unless it has made a determination in good faith that such action or expense is commercially reasonable in light of prevailing business and economic factors and consistent with its other business activities.

                                   Article III

                                     Supply

     ALBANY will supply and SPECTRA will, and will cause each of its Affiliates to, purchase exclusively from ALBANY all of SPECTRA's requirements for Licensed Textile Product, upon the terms and conditions set forth in the Supply Agreement.

     SPECTRA will supply and ALBANY will purchase exclusively from SPECTRA all of ALBANY's requirements for laser readers and reading devices for use with Licensed PMC Products, upon the terms and conditions set forth in the Supply Agreement.

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                                   Article IV

                            Research and Development

     4.1. Support by ALBANY. At no cost to SPECTRA, ALBANY shall support SPECTRA's reasonable research and development needs relating to the development of polymer formulations, fibers and textiles utilizing the Licensed Technology; provided that ALBANY shall not be obligated to provide any services that exceed its current technical and manufacturing capacity. In particular, ALBANY shall use its best efforts, consistent with its current level of commitment, to develop Licensed Textile Product, in monofilament or other forms, suitable for use in garment and textile identification, and to continue to work with SPECTRA to solve the specific problems of increasing the wavelength palette, increasing the mechanical and chemical wear of fibers, and camouflaging the filters for linen applications. This support by ALBANY shall include problem-solving as well as small-scale sample preparations aimed at product development. The foregoing notwithstanding, ALBANY's obligations under this Section 4.1 shall be limited so that the Billable Value of services provided hereunder during any calendar year shall not exceed the following amounts: [***]

     4.2. Exchange of Information. SPECTRA and ALBANY will meet informally on a regular basis to discuss research and development of Licensed Technology and Licensed Textile Product, and, subject to Article VI hereof, will freely share technical information, including SPECTRA Technical Information and ALBANY Technical Information, which is not subject to restrictions imposed by a third party on disclosure to or use by the other party.

     4.3. New Inventions. The ownership of any new inventions arising directly from the research and development activities provided for in this Article will be as agreed upon by the


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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$END

parties on a case-by-case basis prior to the start of any specific project. In the absence of any such agreement, any invention that relates primarily to ALBANY Products shall be the property of ALBANY, and any invention that relates primarily to Licensed Technology shall be the property of SPECTRA.

                                    Article V

                                    Payments

     5.1. Payments From ALBANY to SPECTRA. ALBANY shall pay to SPECTRA a royalty equal to (a) (i) [***]; or (ii) if such ALBANY Product is only offered with such Licensed Textile Product as a Licensed PMC Product, [***]; and (b) [***]. Payments relating to Licensed PMC Products sold in any quarter will be made within 45 days of the end of such quarter. In the event that either ALBANY notifies SPECTRA that ALBANY believes that [***], the parties will meet to discuss the possibility of either reducing or increasing such royalty, as the case may be.

     5.2. Reduction in Payments. If (i) at the end of the second full calendar year following First Commercial Sale of a Licensed PMC Product, the Licensed Textile Product incorporated into such Licensed PMC Product is not the subject of a Valid Claim; and (ii) ALBANY can demonstrate that a competitive product has been commercially launched by a third party, and that the sale of the competitive product would have been prohibited were there a Valid


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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$END

Claim covering the Licensed Technology, then the applicable percentages in
Section 5.1 shall be reduced accordingly, by an amount determined in good faith by the parties.

     5.3. ALBANY Royalty Reports.

          5.3.1. During the term of this Agreement after its First Commercial Sale of a Licensed PMC Product, ALBANY shall furnish to SPECTRA within 45 days after the end of each fiscal quarter a written report or reports covering each of ALBANY's fiscal quarters (currently ending on the last day of March, June, September, and December, each such fiscal quarter being sometimes referred to herein as a "royalty period") showing (a) the Net Sales of all such products during the royalty period by ALBANY and each Affiliate; (b) the royalties, payable in United States Dollars ("Dollars"), which shall have accrued hereunder in respect of such sales; and (c) if applicable, the exchange rates used in converting the royalties into Dollars from the currencies in which sales were made. With respect to sales of products invoiced in Dollars, the Net Sales and royalty payable shall be expressed in Dollars. With respect to sales of products invoiced in a currency other than Dollars, the Net Sales and royalty payable shall be expressed in the domestic currency of the party making the sale together with the Dollar equivalent of the royalty payable, calculated using the simple average of the exchange rates published in The Wall Street Journal under the heading "Currency Trading" on the last day of each month during the royalty period in which The Wall Street Journal Currency Trading table (or its then equivalent) is published. ALBANY shall keep accurate records in sufficient detail to enable the royalties hereunder to be determined and to be verified by SPECTRA.

                                   Article VI

                                 Confidentiality

     6.1. Undertaking. During the term of this Agreement, each party shall keep confidential, and other than as provided herein shall not use or disclose, directly or indirectly, any trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials, owned, developed or possessed by the other party, whether in tangible or intangible form, the confidentiality of which such other party takes reasonable measures to

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$END

protect, including but not limited to SPECTRA Technical Information and ALBANY Technical Information. Each party shall take any and all lawful measures to prevent the unauthorized use and disclosure of such information, and to prevent unauthorized persons or entities from obtaining or using such information. Each party further agrees to refrain from directly or indirectly taking any action which would constitute or facilitate the unauthorized use or disclosure of such information. Each party may disclose such information to its Affiliates, officers, employees and agents, to authorized licensees and sublicensees, and to subcontractors in connection with the development or manufacture of Licensed Textile Products, to the extent necessary to enable such parties to perform their obligations hereunder or under the applicable license, sublicense or subcontract, as the case may be; provided, that such Affiliates, officers, employees, agents, licensees, sublicensees and subcontractors have entered into appropriate confidentiality agreements for secrecy and non-use of such information which by their terms shall be enforceable by injunctive relief at the instance of the disclosing party. Each party shall be liable for any unauthorized use and disclosure of such information by its Affiliates, officers, employees and agents and any such sublicensees and subcontractors.

     6.2. Exceptions. Notwithstanding the foregoing, the provisions of Section
6.1 hereof shall not apply to knowledge, information, documents or materials which the receiving party can establish conclusively: (i) have entered the public domain without such party's breach of any obligation owed to the disclosing party; (ii) have become known to the receiving party prior to the disclosing party's disclosure of such information to such receiving party; (iii) are permitted to be disclosed by the prior written consent of the disclosing party; (iv) have become known to the receiving party from a source other than the disclosing party other than by breach of an obligation of confidentiality owed to the disclosing party; (v) are disclosed by the disclosing party to a third party without restrictions on its disclosure; (vi) are independently developed by the receiving party without breach of this Agreement; or (vii) are required to be disclosed by the receiving party to comply with applicable laws or regulations, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

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     6.3. Publicity. The timing and content of any press releases or other public communications relating to this Agreement and the transactions contemplated herein will, except as otherwise required by law, be determined jointly by SPECTRA and ALBANY. No press release or other public communications or sales material shall refer to ALBANY without ALBANY's written consent. Neither party hereto nor its representatives or employees shall make any public disclosure, whether to the press, stockholders or otherwise, revealing the material non-public terms of this Agreement or of any amendment hereto without the prior written approval of the other, provided however, that nothing shall prevent either party hereto from making such disclosures or statements which in the opinion of counsel are legally required or may be required in the opinion of such party's certified public accountant to conform to generally accepted accounting principles. In the event any such disclosure or statement is required, the disclosing party will endeavor to give prior written notice to the other party, wherever practicable, of the proposed disclosure or statement and the reason therefor.

     6.4. Survival. The provisions of this Article VI shall survive the termination of this Agreement. The obligations of confidentiality, non-disclosure and non-use set forth in this Article VI shall survive the termination of this Agreement and shall continue in effect until the relevant information falls within any of the exceptions provided for in Section 6.2 above.

                                   Article VII

                               Patent Preparation

     SPECTRA shall be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in the SPECTRA Patents. Each party shall provide to the other prompt notice as to all matters which may come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents. ALBANY acknowledges the importance of maintaining the confidentiality of any inventions or other information relating to potential patent claims prior to the filing of patent applications with respect thereto and will cooperate fully with SPECTRA with respect to such matters. If SPECTRA fails to take with Due Diligence any action reasonably necessary to prepare, file, prosecute or maintain patents and patent applications included in the SPECTRA Patents, ALBANY may take such action at its own expense on behalf

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of SPECTRA after first providing SPECTRA with thirty (30) days written notice of its intention to do so.

                                  Article VIII

                                  Infringement

     8.1. Infringement. Each party shall notify the other promptly of any possible infringements, unauthorized possession, knowledge or use of the intellectual property embodied in any of the Licensed Patents by others, of which such party becomes aware, and shall promptly furnish the other party with full details of such infringements, unauthorized possession, knowledge or use. SPECTRA shall have the first right, but not the obligation, at its expense, to bring any legal action on account of any such infringements, unauthorized possessions, knowledge or use, and ALBANY shall cooperate with SPECTRA, as SPECTRA may reasonably request, in connection with any such action. In the event that SPECTRA decides to bring suit, SPECTRA shall give prompt written notice to ALBANY of that fact, and ALBANY shall take all reasonable steps to assist SPECTRA in such suit. SPECTRA shall be entitled to all amounts recovered in such suit, except that ALBANY shall have the right to elect, by written notice delivered to SPECTRA within sixty (60) days following receipt by ALBANY of the written notice from SPECTRA referenced in the preceding sentence, to pay up to fifty (50%) percent of the litigation costs (in addition to the fees and expenses of any separate legal counsel retained by ALBANY) and receive a percentage of any recovery equal to the percentage of total litigation costs (not including the fees and expenses of any separate legal counsel retained by ALBANY) paid by ALBANY, subject to the following adjustments:

          8.1.1. Each party shall first be entitled to receive reimbursement of its share of the litigation costs incurred by it as aforesaid;

          8.1.2. ALBANY shall be entitled to the full amount of any damages awarded for lost profits or revenues from decreased sales of Licensed PMC Products as a result of such infringement; and

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          8.1.3. ALBANY shall pay SPECTRA, out of any such damages awarded for lost profits or revenues from decreased sale of ALBANY Products, an amount equal to the payments SPECTRA would have otherwise received hereunder and under the Supply Agreement, if such sales of Licensed PMC Products had occurred otherwise.

     ALBANY must make such election within sixty (60) days of its receipt of SPECTRA's notice that SPECTRA has decided to bring suit. ALBANY shall also have the right to be represented by separate counsel, at its own expense, in any such suit. SPECTRA shall have control over any such suit, and decisions as to settlement, methods, and terms and conditions for resolving the suit shall be made by SPECTRA after consultation with ALBANY.

     If, within sixty (60) days after receipt by SPECTRA of a written request from ALBANY that SPECTRA bring an action, SPECTRA does not do so, ALBANY shall have the right, but not the obligation, at its expense and in its own name or in the name of SPECTRA, if required by law, to do so on its own behalf and on behalf of SPECTRA, and SPECTRA shall cooperate with ALBANY, as ALBANY may reasonably request, in connection with such action. No such legal action may be settled by one party without the other's prior written consent, which consent shall not be unreasonably withheld. In such event, ALBANY shall be entitled to all amounts recovered in such suit.

     8.2. Third Party Patent Rights. Except for the representations of SPECTRA in Section 12.1 hereof, neither party gives any warranty regarding the infringement of third party rights by practice of the license granted hereunder. Nevertheless, each party will promptly notify the other in the event (i) any relevant third party patents come to its notice, (ii) any warning letter or other notice of infringement is received by a party, or (iii) any action, suit or proceeding is brought against a party alleging infringement of a patent right of any third person by reason of the manufacture, use or sale of Licensed PMC Products. The parties shall consult with each other to consider appropriate steps to respond to such claims including, without limitation, litigation, the undertaking of a license with the third person patent holder or termination of any license granted hereunder. If any warning letter or other notice of infringement is received by a party to this Agreement, or an action, suit or proceeding is brought against a party to this Agreement alleging infringement of a patent right of any third person or entity by reason of the manufacture, use or

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sale of Licensed PMC Products, the recipient party shall promptly notify the other party. The parties shall consult with each other to consider appropriate steps to respond to such claims including, without limitation, litigation, the undertaking of a license with the third person patent holder or termination of any license granted hereunder. If ALBANY loses any action, suit or proceeding referred to in this Section 8.2, whether by judgment, award, decree or settlement (provided that no such action, suit or proceeding shall be settled without the consent of SPECTRA), and is required to pay a royalty or other damage award to such third person, ALBANY shall be entitled to a credit against any aggregate amounts otherwise due to SPECTRA under this Agreement or the Supply Agreement in an amount equal to one hundred (100%) percent of the amounts paid to such third person, provided that the aggregate amounts otherwise due to SPECTRA under this Agreement and the Supply Agreement in respect of any calendar quarter shall not be reduced by more than one hundred (100%) percent (including any reduction on account of any credit taken pursuant to the preceding sentence).

                                   Article IX

                               Dispute Resolution

     9.1. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts. Both parties hereto agree to submit to personal jurisdiction in the Commonwealth of Massachusetts and to accept and agree to venue in that State.

     9.2. Arbitration. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle their differences amicably between themselves. Any such controversy or claim which the parties are unable to resolve shall initially be submitted for review and resolution by the Chief Executive Officer of SPECTRA and a senior executive officer of ALBANY. Failing settlement of any other controversy, any such controversy or claim shall, upon the written request of one party delivered to the other party, be submitted to and be settled by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association (the "AAA") then in effect (except as hereinafter stated), and judgment upon the award rendered by the arbitrators shall be final and may be entered in any court having jurisdiction thereof.

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$END

Notwithstanding anything to the contrary which may be contained in the rules of the AAA, the parties further agree as follows:

          9.2.1. Each party will appoint one person approved by the AAA and otherwise independent and unaffiliated with either party to hear and determine the dispute within fifteen (15) days after receipt of notice of arbitration from the noticing party. The two persons so chosen will select a third impartial arbitrator, and their majority decision will be final and conclusive upon the parties hereto. If either party fails to designate its arbitrator within fifteen (15) days after delivery of the notice provided for herein, then the arbitrator designated by the one party will act as sole arbitrator, and will be deemed to be the single, mutually approved arbitrator to resolve the controversy. In the event the parties are unable to agree upon a rate of compensation for the arbitrators, they will be compensated for their services at a rate to be determined by the AAA.

          9.2.2. The parties shall enjoy, but are not limited to, the same rights to discovery as they would enjoy under the Federal Rules of Civil Procedure for the district in which the City of Boston is located.

          9.2.3. Each party will bear its own costs, including attorneys' fees, in the arbitration, and will split equally the cost of the arbitrators.

          9.2.4. The arbitrators will, upon the request of either party, issue a written opinion of their findings of fact and conclusions of law and shall deliver a copy of such opinion to both parties.

          9.2.5. Upon receipt of such written opinion, either party will have the right, within fifteen (15) days thereof, to file with the arbitrators a motion to reconsider, and the arbitrators thereupon will reconsider the issues raised by said motion and either confirm or alter their decision, which will then be final and conclusive upon both parties hereto. The costs of such a motion for reconsideration and written opinion of the arbitrators, including attorneys' fees, will be paid by the non-prevailing party. Any motion to reconsider shall be sent to the other party at the time it is filed with the arbitrators.

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     The arbitration carried out hereunder shall apply to the exclusion of regular legal means, provided that, in urgent situations in which time is of the essence, the rights of the parties to obtain proper remedies in courts of law or equity shall remain unimpaired.

                                    Article X

                              Term and Termination

     10.1. Term. The term of this Agreement shall extend until the last to expire of the Licensed Patents.

     10.2. Termination For Cause. In addition to rights of termination which may be granted to either party under other provisions of this Agreement, either party may terminate this Agreement upon thirty (30) days' prior written notice to the other party upon the material breach by such other party of any of its obligations under this Agreement, provided that such termination shall become effective only if the breaching party shall fail to remedy or cure the breach within such thirty (30) day period.

     10.3. Effect of Termination. Termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (i) obligations which have accrued as of the effective date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.

                                   Article XI

                                 Indemnification

     11.1. Indemnification by SPECTRA. Subject to ALBANY's compliance with its obligations set forth in this Agreement, SPECTRA shall indemnify and hold ALBANY, its Affiliates and sublicensees and its and their directors, officers, employees and agents harmless from and against any liability, damage or expense (including reasonable attorneys' fees and costs and other expenses of litigation), resulting from (i) the material breach by SPECTRA of any of its representations, warranties or covenants contained in this Agreement, or (ii) the successful enforcement (i.e., a judgment issued by a court of competent jurisdiction against SPECTRA

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                                  Confidential

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$END

unappealable or unappealed by SPECTRA within the time allowed therefor) by ALBANY of its indemnification rights set forth in clause (i) of this Section 11.1.

     11.2. Indemnification by ALBANY. Subject to SPECTRA's compliance with its obligations set forth in this Agreement, ALBANY shall indemnify and hold SPECTRA, its Affiliates and its and their directors, trustees, officers, employees and agents harmless from and against any liability, damage or expense (including reasonable attorneys' fees and costs and other expenses of litigation), resulting from (i) the material breach by ALBANY of any of its representations, warranties or covenants contained in this Agreement; or (ii) the successful enforcement (i.e., a judgment issued by a court of competent jurisdiction against ALBANY, unappealable or unappealed by ALBANY within the time allowed therefor) by SPECTRA of its indemnification rights set forth in clauses (i) or (ii) of this Section 11.2.

     11.3. Indemnification Procedures. A party (the "indemnitee") which intends to claim indemnification under this Article XI shall promptly notify the other party (the "indemnitor") in writing of the action, claim or liability with respect to which the claim of indemnification relates. The indemnitee shall permit, and shall cause its employees and agents to permit, the indemnitor, at its discretion, to settle any such action, claim or liability, the defense and settlement of which shall be under the complete control of the indemnitor; provided, however, that such settlement shall not adversely affect the indemnitee's rights hereunder or impose any obligations on the indemnitee in addition to those set forth herein in order for it to exercise those rights. No such action, claim or liability shall be settled without the prior written consent of the indemnitor, and the indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The indemnitee, its employees and agents shall cooperate fully with the indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification. The indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

                          License Agreement - Page 17
                                  Confidential

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                                   Article XII

                            Miscellaneous Provisions

     12.1. No Warranty. SPECTRA represents and warrants (a) that it has the corporate power and authority to enter into this Agreement and to grant the license provided for herein; (b) that, to the best of its knowledge, the exercise by ALBANY of the rights granted hereunder will not result in the infringement of valid patents of any third party; (c) that, except for the License Agreement dated as of March 2, 1994 by and between Brown University, Brown University Research Foundation and Spectra Science Corporation ("the Brown Agreement"), it is not a party to or paying royalties under any other agreement relating to the Licensed Technology; (d) the transactions contemplated hereby do not conflict with, and will not cause a default under, the Brown Agreement or any other agreement to which it is a party; and (e) it is not currently in default and, to the best of its knowledge, no other party is currently in default under, the Brown Agreement. Each of ALBANY and SPECTRA represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with full power and authority to enter into this Agreement and the Supply Agreement and perform the transactions contemplated hereby and thereby, and (b) once this Agreement and the Supply Agreement have been executed and delivered by each of the parties thereto, it will be the legal, valid and binding obligation of such party, enforceable in accordance with its terms. Except as provided in this Section
12.1 above, neither party makes any warranty of any kind whatsoever, either express or implied, to the other party, or to any customer of such other party, as to the ability of such other party to utilize the patents or technical information of the other party. Each party (the "Indemnifying Party") shall indemnify and shall hold the other harmless against and from any and all claims of third parties for damages due to personal injury arising out of the actions of the Indemnifying Party, its Affiliates, agents, employees, sublicensees or subcontractors, including but not limited to claims arising in connection with the development, manufacturing, assembly, or sale of Licensed Textile Product, Licensed PMC Product or products incorporating Licensed Textile Product or Licensed PMC Product by the Indemnifying Party or its Affiliates, sublicensees or subcontractors.

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     12.2. Waiver. No provision of the Agreement may be waived except in writing by both parties hereto. No failure or delay by either party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, or a waiver of a particular right or waiver of any right or remedy on any subsequent occasion.

     12.3. Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion's, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected party.

     12.4. Severability. It is the intention of the parties to comply with all applicable laws domestic or foreign in connection with the performance of their respective obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

     12.5. Government Acts. In the event that any act, regulation, directive, or law of a government or any subdivision or agency thereof should make impossible or prohibit, restrain, modify or limit any material act or obligation of ALBANY or SPECTRA under this Agreement and if any party to this Agreement is adversely affected thereby, the parties shall attempt in good faith to negotiate a lawful and enforceable modification to this Agreement which substantially eliminates the adverse effect; provided that failing any agreement, in that regard, the party, if any, who is adversely affected, shall have the right, at its option, to terminate this Agreement.

     12.6. Assignment. This Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party which, in the case of assignment to an Affiliate, shall not be unreasonably withheld; provided, however, that either party may, without

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such consent, assign this Agreement in connection with the transfer or sale of all or substantially all of its business or in the event of its merger, acquisition or consolidation with another company. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     12.7. Counterparts. This Agreement may be executed in duplicate both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.

     12.8. No Agency. Notwithstanding any of the provisions of this Agreement, neither party shall at any time enter into, incur, or hold itself out to third parties as having authority to enter into or incur, on behalf of the other party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one party in connection with or relating to the development, manufacture or sale of Licensed Textile Product or products incorporating Licensed Textile Product shall be undertaken, incurred or paid exclusively by that party except as specifically referenced herein, and not as an agent or representative of the other party.

     12.9. Notice. All communications between the parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as notified by the parties for the purpose of this clause, by prepaid, certified air mail which shall be deemed received by the other party on the fifth business day following deposit in the mails, or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on the next following business day:

          if to ALBANY, at:

                    Albany International Corp.
                    PO Box 1907
                    Albany, New York 12201
                    Attention: Ed Hahn

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$END

                    with a copy to:
                    Charles J. Silva, Jr.

          if to SPECTRA, at:

                    Spectra Science Corporation
                    155 South Main Street
                    Suite 101
                    Providence, RI 02903
                    Attention: Nabil Lawandy

     12.10. Headings. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

     12.11. Authority. The undersigned represent that they are authorized to sign this Agreement on behalf of the parties hereto. The parties each represent that no provision of this Agreement will violate any other agreement that a party may have with any other person or company. Each party has relied on that representation in entering into this Agreement.

     12.12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the doctrine of conflicts of laws.

     12.13. Entire Agreement. This Agreement, including the Schedules appended hereto, contains the entire understanding of the parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective parties.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                     SPECTRA SCIENCE CORPORATION


                                     By: /s/ Nabil M. Lawandy
                                         ---------------------------------------
                                        Name:  Nabil M. Lawandy
                                        Title: President & CEO

                                     Date of Signature: November 3, 1997


                                     ALBANY INTERNATIONAL CORP.


                                     By: /s/ Frank R. Schmeler
                                         ---------------------------------------
                                        Name:  Frank R. Schmeler
                                        Title: Executive Vice President & Chief
                                               Operating Officer-PMC

                                     Date Of Signature: November 6, 1997

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$END

                                                                    SCHEDULE 1.6

                                 SPECTRA Patents

Patent Title                                    Inventor   Patent
------------                                    --------   ------

[***]

[***]

[***]

[***]

[***]


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                        License Agreement - Schedule 1.6
                                  Confidential